As filed with the Securities and Exchange Commission on November 21, 2008
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Kansas City Southern*
(Exact Name of Registrant as Specified in Its Charter)

Delaware	44-0663509
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

The Kansas City Southern Railway Company*
(Exact Name of Registrant as Specified in Its Charter)

Missouri	44-6000758
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)
427 West 12th Street Kansas City, Missouri 64105 816-983-1303 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	William J. Wochner, Esq.
Kansas City Southern
427 West 12th Street
Kansas City, Missouri 64105
816-983-1384
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

John F. Marvin, Esq.
Patricia Garringer, Esq.
Sonnenschein Nath & Rosenthal LLP
4520 Main Street, Suite 1100
Kansas City, Missouri 64111
(816) 460-2400

*	The companies listed on the “Table of Additional Registrants” are also included in this registration statement as Additional Registrants.

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Aggregate	Registration
Securities to be Registered(1)	Registered(2)	Offering Price(3)	Fee
Kansas City Southern
Common Stock(4)	(1)	(1)	(5)
Preferred Stock	(1)	(1)	(5)
Stock Purchase Contracts	(1)	(1)	(5)
Stock Purchase Units	(1)	(1)	(5)
Debt Securities	(1)	(1)	(5)
Warrants	(1)	(1)	(5)
Guarantee of Debt Securities(6)	—	—	—
The Kansas City Southern Railway Company
Debt Securities	(1)	(1)	(5)
Guarantee of Debt Securities(6)	—	—	—
Additional Registrants
Subsidiary Guarantee of Debt Securities(6)	—	—	—

(1)	An indeterminate principal amount or number of debt securities, preferred stock, and common stock may be issued from time to time at indeterminate prices. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion of or exercise of, or as dividends on, as the case may be, any securities registered hereunder that provide for conversion, exercise, exchange or payment of dividends. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, an indeterminate amount of common stock issuable upon conversion of the Company’s 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (the “Previously Registered Securities”) that was registered under Registration Statement No. 333-130112 on December 2, 2005 and has not yet been issued and sold is included in this registration statement
(2)	No separate consideration will be received for securities that are issued upon conversion of or for dividends on other securities.
(3)	Deferred in accordance with Rule 456(b) of the Securities Act.
(4)	Includes associated rights to purchase Series A Preferred Stock of Kansas City Southern pursuant to the Rights Agreement between Kansas City Southern and Computershare Trust Company, N.A. (as successor Rights Agent to UMB Bank, n.a.)., dated as of September 29, 2005.
(5)	Not required to be included in accordance with Rule 457(r) of the Securities Act. A filing fee of $22,470 was paid with respect to the Previously Registered Securities.
(6)	Kansas City Southern or certain subsidiaries of Kansas City Southern, as set forth in the “Table of Additional Registrants” below, may guarantee the debt securities of Kansas City Southern or The Kansas City Southern Railway Company. In accordance with Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantee of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

	State of Incorporation	I.R.S. Employer
Exact Name of Registrant Guarantor(1)	or Formation	Identification Number

Gateway Eastern Railway Company	Illinois	37-1301047
Pabtex GP, LLC	Texas	43-1915234
Pabtex I, L.P.	Delaware	43-0909361
SIS Bulk Holding, Inc.	Delaware	43-1915233
Southern Development Company	Missouri	44-6005843
Southern Industrial Services, Inc.	Delaware	36-3499535
Trans-Serve, Inc.	Delaware	43-0865086

(1)	The address for each of the additional registrants is c/o Kansas City Southern, 427 West 12th Street, Kansas City, Missouri 64105.

PROSPECTUS

KANSAS CITY SOUTHERN

COMMON STOCK,
PREFERRED STOCK,
STOCK PURCHASE CONTRACTS,
STOCK PURCHASE UNITS
WARRANTS
DEBT SECURITIES*

THE KANSAS CITY SOUTHERN
RAILWAY COMPANY

DEBT SECURITIES*

*GUARANTEED, TO THE EXTENT DESCRIBED HEREIN, BY KANSAS CITY SOUTHERN OR THE KANSAS CITY SOUTHERN RAILWAY COMPANY, AND
CERTAIN SUBSIDIARIES OF KANSAS CITY SOUTHERN

We will provide the specific terms of these securities in supplements to this prospectus. Information on the time and manner in which the Kansas City Southern may offer and sell securities under this prospectus, will be provided under in a prospectus supplement that will be filed supplementing the information in this prospectus.

Our principal executive offices are located at 427 West 12th Street, Kansas City, Missouri 64105. The common stock of Kansas City Southern (“KCS”) is listed on the New York Stock Exchange under the symbol “KSU.” On November 20, 2008, the last reported sale price of KCS’ common stock was $17.50 per share.

For a discussion of certain factors that you should consider before investing in the securities, see “Risk Factors” beginning on page 1 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or the date of such information as specified in this prospectus, if different.

The date of this prospectus is November 21, 2008

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the Company may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the Company. Each time the Company sells securities, we will provide you with this prospectus and, in certain cases a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

Unless we have indicated otherwise, references in this prospectus to “KCS” mean Kansas City Southern and references to the “Company,” “we,” “us,” “our,” and similar terms refer to KCS and our consolidated subsidiaries.

RISK FACTORS

An investment in our securities involves certain risks. Before investing in our common stock, preferred stock, debt securities or other securities, you should carefully consider the risk factors described in “Risk Factors” in our periodic reports filed with the SEC, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2007, filed on February 15, 2008, and subsequent periodic reports or supplements to this prospectus containing updated disclosures of such factors, together with all of the other information included in this prospectus, any prospectus supplement, other offering materials and the other information that we have incorporated by reference. Any of these risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of our securities to decline, which in turn could cause you to lose all or a part of your investment. These risks are not the only ones facing our company. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

USE OF PROCEEDS

We will describe the use of proceeds from the sale of our securities in the prospectus supplement related to the sale of those securities.

RATIOS OF EARNINGS TO FIXED CHARGES

											Nine Months Ended
	Year Ended December 31,										September 30,
	2007		2006		2005		2004		2003		2008		2007

Ratio of earnings to fixed charges(1)	2.1	x	1.7	x	1.5	x	2.0	x	0.8	x	2.5	x	1.9	x
Ratio of earnings to combined fixed charges and preference dividends(2)	1.8	x	1.5	x	1.4	x	1.6	x	0.8	x	2.3	x	1.6	x

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings include pre-tax income before minority interest and equity in earnings of unconsolidated affiliates, fixed charges and distributed income of equity investments. Fixed charges include interest expense on indebtedness and the portion of rent that represents a reasonable approximation of the interest factor. For the year ended December 31, 2003, the ratio of earnings to fixed charges was less than 1:1. This ratio would have been 1:1 if a deficiency of $10.5 million was eliminated.

(2)	For the purpose of computing the ratio of earnings to combined fixed charges and preference dividends, earnings is divided by the sum of fixed charges and preference dividends. For the year ended December 31, 2003, the ratio of earnings to combined fixed charges and preference dividends was less than 1:1. This ratio would have been 1:1 if a deficiency of $18.2 million was eliminated.

PLAN OF DISTRIBUTION

Subject to the restrictions described in this prospectus and any prospectus supplement, the Company may offer and sell or exchange the securities described in this prospectus from time to time in any of the following ways:

•	The securities may be sold through a broker or brokers, acting as principals or agents. Agents designated by the Company from time to time may solicit offers to purchase the securities. The prospectus supplement will name any such agent who may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “1933 Act”), involved in the offer or sale of the securities in respect of which this prospectus is delivered. Transactions through broker-dealers may include block trades in which brokers or dealers will attempt to sell the securities as agent but may position and resell the block as principal to facilitate the transaction. The securities may be sold through dealers or agents or to dealers acting as market makers. Broker-dealers may receive compensation in the form of discounts, concessions, or commissions from us or the Company and/or the purchasers of the securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

•	The securities may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, or in transactions otherwise than on such exchanges or services or in the over-the-counter market.

•	The securities may be sold in private sales directly to purchasers.

•	The Company may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, the Company may pledge the shares underlying such transactions to the counterparties under such agreements, to secure the Company’s delivery obligation. The counterparties or third parties may borrow shares of securities from the Company or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, the Company may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to the Company or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

•	The Company may also sell its shares of securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in conjunction with those sales.

LEGAL MATTERS

Sonnenschein Nath & Rosenthal LLP, Kansas City, Missouri, will issue an opinion to us relating to the legality of any securities that are offered by this prospectus and any prospectus supplement. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters of an offering of the securities, that counsel will be named in the prospectus supplement relating to that offering.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements of Kansas City Southern as of December 31, 2007 and 2006 and for each of the years in the three-year period ended December 31, 2007 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2007 have been incorporated by reference herein in reliance on the reports of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2007 consolidated financial statements refers to the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007.

With respect to the unaudited interim financial information for the periods ended March 31, 2008 and 2007, June 30, 2008 and 2007, and September 30, 2008 and 2007, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports included in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2008 and 2007, June 30, 2008 and 2007, and September 30, 2008 and 2007, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the “1933 Act”) for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the 1933 Act.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference room. You can also find our SEC filings at the SEC’s website at www.sec.gov and on our website at www.KCSouthern.com. Information contained on our website is not part of this prospectus.

In addition, our reports and other information concerning us can be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where our common stock is listed.

The following documents we filed with the SEC pursuant to the Exchange Act are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008; June 30, 2008 and September 30, 2008;

•	The Company’s Current Reports on Form 8-K filed March 5, 2008; April 1, 2008; April 18, 2008; May 23, 2008; June 2, 2008; June 12, 2008; July 2, 2008; July 8, 2008; July 16, 2008; September 15, 2008; September 19, 2008; October 7, 2008, October 22, 2008 and November 17, 2008;

•	The Company’s Notice of Annual Meeting and definitive Proxy Statement filed on March 26, 2008 in connection with Company’s 2008 Annual Meeting of Stockholders;

•	The Company’s Notice of Special Meeting and definitive Proxy Statement filed on September 5, 2008 in connection with Company’s Special Meeting of Stockholders held on October 7, 2008; and

•	The description of the Company’s Common Stock, par value $0.01 per share, and the associated Series A Preferred Stock Purchase Right in the Company’s Form 8-A filed on May 19, 1986 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any current report on Form 8-K), prior to the termination of the offering, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such document. In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02, Item 7.01 or disclosures made in accordance with Regulation FD on Item 8.01 in any current report on Form 8-K) after the date of the initial registration statement shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all documents incorporated by reference in this prospectus. Requests for such copies should be directed to Kansas City Southern, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by United Parcel Service or some other form of express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, or if by telephone at (816) 983-1237.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated in this prospectus by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, management may make forward-looking statements orally or in other writings, including, but not limited to, in press releases, in the annual report to shareholders and in our other filings with the Securities and Exchange Commission. Readers can identify these forward-looking statements by the use of such verbs as expects, anticipates, believes or similar verbs or conjugations of such verbs. These Statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements. Such differences could be caused by a number of factors or combination of factors including, but not limited to, the factors identified below. Readers are strongly encouraged to consider these factors and the following factors when evaluating any forward-looking statements concerning us:

•	fluctuations in the market price for KCS’ common stock;

•	KCS’ dividend policy and restrictions on KCS’ ability to pay dividends on its common stock;

•	our high degree of leverage;

•	our potential need for and ability to obtain additional financing;

•	our ability to successfully implement our business strategy, including the strategy to convert customers from using trucking services to rail transportation services;

•	the impact of competition, including competition from other rail carriers and trucking companies in the United States and Mexico;

•	United States, Mexican and global economic, political and social conditions;

•	the effects of the North American Free Trade Agreement, or NAFTA, on the level of trade among the United States, Mexico and Canada;

•	uncertainties regarding litigation and any future claims and litigation;

•	the effects of employee training, technological improvements and capital expenditures on labor productivity, operating efficiencies and service reliability;

•	the adverse impact of any termination or revocation of Kansas City Southern de México’s Concession by the Mexican government;

•	our ability to generate sufficient cash to pay principal and interest on our debt, meet our obligations and fund our other liquidity needs;

•	legal or regulatory developments in the United States, Mexico or Canada;

•	the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities we transport;

•	the effects of general adverse conditions on the capital markets upon which we rely to provide some of our capital requirements;

•	material adverse changes in economic and industry conditions, both within the United States and Mexico and globally;

•	natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions of our operating systems, structures and equipment or the ability of customers to produce or deliver their products;

•	changes in fuel prices and our ability to assess fuel surcharges;

•	our ability to attract and retain qualified management personnel;

•	changes in labor costs and labor difficulties, including work stoppages affecting either our operations or our customers’ abilities to deliver goods for shipment;

•	the outcome of claims and litigation, including those related to environmental contamination, antitrust claims, personal injuries, and occupational illnesses arising from hearing loss, repetitive motion and exposure to asbestos and diesel fumes;

•	acts of terrorism or war or risk of terrorist activities or war;

•	legislative, regulatory, or legal developments in the United States, Mexico or Canada involving taxation, including enactment of new foreign, federal or state income or other tax rates, revisions of controlling authority, and the outcome of tax claims and litigation; and

•	other factors described in this prospectus.

We will not update any forward-looking statements to reflect future events or developments. If we do update one or more forward- looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses of this offering (all of which are to be paid by the registrant) are estimated to be as set forth in the table below. All of the expenses listed below are estimated.

Securities and Exchange Commission registration fee	$		*
Legal fees and expenses		$15,000	**
Accounting fees and expenses		$10,000	**
Printing expenses	$		***
Miscellaneous	$		***

TOTAL		$25,000	**

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act and are not estimable at this time.

**	The amount set forth herein represents estimated expenses with respect to the preparation and filing of this Registration Statement. Estimated expenses with respect to future offerings of securities hereunder are not presently known.

***	Estimated expenses are not presently known.

Item 15.	Indemnification of Officers and Directors

Registrants incorporated in Delaware.  KCS, Pabtex I, L.P., SIS Bulk Holding, Inc., Southern Industrial Services, Inc. and Trans-Serve, Inc. are each incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “Delaware Statute”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an “indemnified capacity”). The indemnity may include expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions as may be set forth in the partnership agreement, a limited partnership has the power to indemnify any partner or other person from and against any and all claims and demands whatsoever.

The bylaws of KCS provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of KCS, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of KCS, or served at the request of KCS as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute.

In addition, KCS has entered into indemnification agreements with its officers and directors. Those agreements are intended to supplement its officer and director liability insurance and provide the officers and directors with specific contractual assurance that the protection provided by its bylaws will continue to be available regardless of, among other things, an amendment to the bylaws or a change in management or control of KCS. The indemnification agreements provide for prompt indemnification to the fullest extent permitted by law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer is a witness or other participant, or to which the director or officer is a party, by reason (in whole or in part) of service in certain capacities. Under the indemnification agreements, KCS’ determinations of indemnity are made by a committee of disinterested directors unless a change in control of KCS has occurred, in which case the determination is made by special independent counsel. The indemnification agreements also provide a mechanism to seek court relief if indemnification or expense advances are denied or not received within specified periods. Indemnification and advancement of expenses would also be provided in connection with court proceedings initiated to determine rights under the indemnification agreements and certain other matters.

The certificate of incorporation of Southern Industrial Services, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under Section 145 of the Delaware Statute. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

The certificate of incorporation of SIS Bulk Holding, Inc. provides that the corporation shall, to the fullest extent permitted by law, indemnify any and all officers and directors of the corporation, and may, to the fullest extent permitted by law or to such lesser extent as is determined in the discretion of the corporation’s Board of Directors, indemnify and advance expenses to any and all other persons whom it shall have power to indemnify, from and against all expenses, liabilities or other matters arising out of their status as such or their acts, omissions or services rendered in such capacities. The certificate of incorporation further provides that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

The certificate of incorporation of each of KCS, Southern Industrial Services, Inc., SIS Bulk Holding, Inc. and Trans-Serve, Inc. provides that to the fullest extent permitted by the Delaware Statute and any amendments thereto, no director of the corporation shall be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

The bylaws of each of Southern Industrial Services, Inc., SIS Bulk Holding, Inc. and Trans-Serve, Inc. provide that each person who, at any time is, or shall have been, a director, officer, employee or agent of the corporation, and who was or is a party, or is threatened to be made a party or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or served at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the corporation to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the DGCL . Such indemnification shall cover all expenses incurred by the indemnified person (including, but not limited to, attorneys’ fees and other expenses of litigation) and all liabilities and losses (including, but not limited to, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlements) incurred by such person in connection therewith. The certificate of incorporation provides that the right to indemnification is a contractual right and includes the right to be paid by the corporation for expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it is determined ultimately that such director or officer is not entitled to be indemnified.

The Agreement of Limited Partnership (the “Partnership Agreement”) of PABTEX, L.P. provides that the partnership, its receiver or its trustee shall indemnify and pay all judgments and claims against the general partner and its representatives relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the general partner and its representatives in connection with the business of the partnership, including attorneys’ fees incurred by the general partner and its representatives in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all liabilities under federal and state securities laws (including the Securities Act) as permitted by law. The Partnership Agreement further provides that in the event of any action by the limited partner against the general partner and/or its representatives, including a partnership derivative suit, the partnership shall indemnify and pay all expenses of the general partner and its representatives, including attorneys’ fees incurred in the defense of such action, if the general partner and its representatives are successful in such action. In addition, the Partnership Agreement provides that the partnership shall indemnify and pay all expenses, costs or liabilities of the general partner and its representatives who for the benefit of the partnership makes any deposit, acquires any option, or makes any other similar payment or assumes any obligation in connection with any property proposed to be acquired by the partnership and who suffers any financial loss as the result of such action. Notwithstanding the above indemnification provisions, under the Partnership Agreement, neither the general partner nor any of its representatives is indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

Registrants incorporated under Missouri law.  KCSR and Southern Development Company are each incorporated under the laws of the State of Missouri. Section 351.355 of the General and Business Corporation Law of Missouri (the “Missouri Statute”) provides that a Missouri corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he is or was serving in an indemnified capacity against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Where an officer or director is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses which he has actually and reasonably incurred.

The Missouri Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under a corporation’s articles of incorporation or bylaws or any agreement, vote of shareholders or disinterested directors or otherwise. In addition, the Missouri Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Missouri Statute.

The Articles of Association of KCSR, as amended, provide that the corporation shall indemnify each of its directors and officers to the full extent permitted by the Missouri Statute and, in addition, shall indemnify each of them against all expenses (including without limitation all attorneys’ fees, judgments, fines and amounts paid in settlement) incurred by any of them in connection with any claim (including without limitation any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether or not by or in the right of the corporation) by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of the capacities referred to in the Missouri Statute or arising out of their status in any such capacity, provided that the corporation shall not indemnify any person from or on account of such person’s conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. Such Articles of Association further provide that the corporation may, as it deems appropriate and as may be permitted by the Missouri Statute, indemnify any other person referred to in the Missouri Statute against any such expenses incurred by him in connection with any such claim by reason of the fact that they are or were serving the corporation or at the request of the corporation in any of such capacities or arising out of their status in any such capacity. In addition, such Articles of Association authorize the corporation to give or supplement any of the above indemnifications by bylaw, agreement or otherwise and fund them by insurance to the extent it deems appropriate and provides that such indemnification of officers and directors will survive elimination or modification of such Articles with respect to any such expenses incurred in connection with claims arising out of the acts or omissions occurring prior to such elimination or modification and persons to whom such indemnification is given shall be entitled to rely upon such indemnification as a contract with the corporation.

The bylaws of KCSR and Southern Development Company each provide that the corporation shall indemnify and hold harmless any person who was or is a party to or is threatened to made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the corporation, or is or was serving in such capacity at the request of the corporation of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses, losses, costs and damages (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct unlawful. Such bylaws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court deems proper. Such bylaws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, provided that such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent meets the applicable standards of conduct set forth in the bylaws as determined by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such bylaws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such bylaws. Such bylaws further provide that the indemnification provided for in such bylaws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such bylaws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under Section 351.355 of the General and Business Corporation Law of Missouri, as amended.

Registrant incorporated under Illinois law.  Gateway Eastern Railway Company is incorporated under the laws of the State of Illinois. Section 8.75 of Illinois Business Corporation Act of 1983 (the “Illinois Statute”) provides that an Illinois corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was serving in an indemnified capacity against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable to the corporation, unless, and only to the extent that the court in which the action or suit was brought determines upon application that, despite the finding of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Where an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify such person against the expenses actually and reasonably incurred by such person.

The Illinois Statute further provides that its provisions concerning indemnification are not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, the Illinois Statute authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the Illinois Statute.

The bylaws of Gateway Eastern Railway Company provide that the corporation shall indemnify each director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by him in connection with the action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Such bylaws contain similar provisions with respect to actions brought by or in the right of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been found liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent the court in which the action or suit was brought determines upon application that, despite the finding of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the court determines proper. Such bylaws contain similar provisions with respect to actions of any director, officer, employee or agent who is held to be a fiduciary under any employee pension, profit sharing or welfare plan or trust of the corporation or any of its divisions and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. Such bylaws also provide that to the extent an officer, director, employee or agent is successful on the merits or otherwise in defense of any proceeding referred to above, the corporation must indemnify him against the expenses actually and reasonably incurred by him, provided that such indemnification shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent meets the applicable standards of conduct set forth in the bylaws as determined by (a) the board of directors by a majority vote of a quorum consisting of directors who were not party to the action, suit or proceeding, or (b) if that quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. In addition, such bylaws provide for advancement of expenses prior to the final disposition of the action, suit or proceeding, as authorized by the board of directors in a specific case, upon receipt of an undertaking by or on behalf of the director, officer employee or agent to repay the amount, unless it is ultimately determined that he is entitled to indemnification by the corporation as authorized by such bylaws. Such bylaws further provide that the indemnification provided for in such bylaws is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of that person. Such bylaws also provide that the corporation may purchase and maintain insurance on behalf of any person who is or was serving in an indemnified capacity against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under such bylaws.

Registrant incorporated under Texas law.  PABTEX GP, LLC is organized under the laws of the State of Texas. Section 2.20 of the Texas Limited Liability Company Act (“TLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or in its regulations, a limited liability company has the power to indemnify managers, officers and other persons and purchase and maintain liability insurance for such persons. Section 2.01 of the TLLCA provides in pertinent part that each limited liability company shall have the power provided for a corporation under the Texas Business Corporation Act (“TBCA”).

The TBCA provides that a corporation may indemnify a person who was, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in the manner set forth in the statute that the person conducted himself in good faith; reasonably believed, in the case of conduct in his official capacity as a director of the corporation, that his conduct was in the corporation’s best interests, and in all other cases, that his conduct was at least not opposed to the corporation’s best interests; and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under the TBCA, except as described below, a director may not be indemnified in respect of a proceeding in which the person is found liable on the basis that he improperly received personal benefit or in which the person is found liable to the corporation. A person may be indemnified under the TBCA against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the corporation or is found liable on the basis that personal benefit was improperly derived by the person, the indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. The TBCA further provides that a corporation shall indemnify a director or officer against reasonable expenses incurred by him in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding. A corporation may pay or reimburse reasonable expenses incurred by a director in advance of the final disposition of a proceeding and without the determination of indemnification or authorization of indemnification required by the statute if the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under the TBCA and a written undertaking by or on behalf of the director to repay the amount advanced if it is ultimately determined that he has not met the standard or that indemnification of such person against such expenses is prohibited by the TBCA. A provision in the corporation’s articles of organization, bylaws, a resolution of shareholders or directors, or an agreement that makes mandatory the advancement of such expenses is deemed to constitute authorization of the advancement of such expenses. A corporation may indemnify and advance expenses to an officer, employee or agent of the corporation, or to persons who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the same extent that it may indemnify and advance expenses to directors, and to such further extent, consistent with law, as may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law. In addition, under the TBCA, a corporation may purchase and maintain insurance or another arrangement on behalf of any such any person serving in any such indemnified capacity against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under the TBCA, however, if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. The TBCA further provides that the articles of incorporation of a corporation may restrict the circumstances under which the corporation is required or permitted to indemnify a person under certain sections of the TBCA.

The Articles of Organization of PABTEX GP, LLC provide that the company shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person (i) is or was a member or officer of the company or (ii) while a member or officer of the company, is or was serving at the request of the company as a director, manager, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent that a limited liability company may grant indemnification to a member under the TLLCA and the TBCA. Such Articles further provide that such right is a contract right and runs to the benefit of any member or officer who is elected and accepts the position of member or officer of the company or elects to continue to serve as a member or officer of the company while the Article covering indemnification is in effect. Such right includes the right to be paid or reimbursed by the company for expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the TLLCA and the TBCA. If a claim for indemnification or advancement of expenses is not paid in full by the company within 90 days after a written claim has been received by the company, the claimant may at any time thereafter bring suit against the company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant is entitled to be paid also the expenses of prosecuting such claim. Under such Articles, the company may additionally indemnify any person covered by the grant of mandatory indemnification set forth above to such further extent as is permitted by law and may indemnify any other person to the fullest extent permitted by law. To the extent permitted by then applicable law, the grant of mandatory indemnification to any person as set forth above extends to proceedings involving the negligence of such person. As used in such Articles of Organization and in the TBCA, the term “proceeding” is defined as any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

The Regulations of PABTEX GP, LLC provide that, subject to the limitations and conditions described below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such an action, suit or proceeding, by reason of the fact that such person is or was a member of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise shall be indemnified by the company to the fullest extent permitted by the TLLCA against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such action, suit or proceeding. The Regulations further provide that such indemnification rights are contract rights and it is expressly acknowledged that the indemnification provided in the Regulations could involve indemnification for negligence or under theories of strict liabilities.

The Regulations further provide that the company shall indemnify and advance expenses to an officer of the company to the extent required to do so by the TLLCA or other applicable law. The company, by adoption of a resolution of the member, may indemnify and advance expenses to an officer, employee or agent of the company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to the member, and may indemnify and advance expenses to persons who are or were serving at the request of the company as a member, manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against such person and incurred by such person in such a capacity arising out of its status as such a person to the same extent that the company may indemnify and advance expenses to the member.

Item 16.	Exhibits

The following exhibits are filed herewith pursuant to the requirements of Item 601 of Regulation S-K:

Exhibit
No.		Description

1	.1*	Underwriting Agreement (to be filed by amendment).
2	.1**	Stockholders’ Agreement by and among KCS, Grupo TMM, S.A., TMM Holdings, S.A. de C.V., TMM Multimodal, S.A. de C.V. and certain stockholders of Grupo TMM, S.A, filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 21, 2004 (File No. 1-4717).
2	.2**	Registration Rights Agreement by and among KCS, Grupo TMM, S.A., TMM Multimodal, S.A. de C.V. and certain stockholders of Grupo TMM, S.A., filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on December 21, 2004 (File No. 1-4717).
2	.3**	Rights Agreement, dated September 29, 2005, by and between KCS and UMB Bank, n.a., filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 3, 2005 (File No. 1-4717).
2	.4**	Registration Rights Agreement, dated November 21, 2006, among Kansas City Southern de México, S.A. de C.V. (“KCSM”), Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BBVA Securities Inc., BMO Capital Markets Corp. and Scotia Capital (USA) Inc., filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on November 28, 2006 (File No. 1-4717).
2	.5**	Registration Rights Agreement, dated May 16, 2007, among KCSM, Morgan Stanley & Co. Incorporated, Banc of America Securities LLC, BBVA Securities Inc., BMO Capital Markets Corp. and Scotia Capital (USA) Inc., filed as Exhibit 2.5 to the Company’s Form 10-K for the fiscal year ended December 31, 2007.
4	.1**	The Fourth, Seventh, Eighth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth and Sixteenth paragraphs of the Company’s Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-4 originally filed July 12, 2002 (Registration No. 333-92360), as amended and declared effective on July 30, 2002 (the “2002 S-4 Registration Statement”).
4	.2**	Article I, Sections 1, 3 and 11 of Article II, Article V and Article VIII of The Amended and Restated By-Laws of Kansas City Southern, as amended on January 18, 2007, filed as Exhibit 3.2 to the Company’s Form 10-K for the fiscal year ended December 31, 2006 (File No. 1-4717).
4	.3**	Indenture, dated July 1, 1992, between Kansas City Southern and The Chase Manhattan Bank (the “1992 Indenture”) filed as Exhibit 4 to the Company’s Shelf Registration of $300 million of Debt Securities on Form S-3 filed June 19, 1992 (Registration No. 33-47198).

Exhibit
No.		Description

4	.3.1**	Supplemental Indenture, dated December 17, 1999, to the 1992 Indenture between Kansas City Southern and The Chase Manhattan Bank, filed as Exhibit 4.5.4 to the Company’s Form 10-K for the fiscal year ended December 31, 1999 (File No 1-4717).
4	.4**	Indenture, dated June 12, 2002, among KCSR, the Company and certain subsidiaries of the Company, and U.S. Bank National Association, as trustee (the “June 12, 2002 Indenture”), filed as Exhibit 4.1 to the 2002 S-4 Registration Statement (Registration No. 333-92360).
4	.4.1**	Form of Face of Exchange Note, filed as Exhibit 4.2 to the 2002 S-4 Registration Statement (Registration No. 333-92360).
4	.4.2**	Supplemental Indenture, dated June 10, 2005, to the June 12, 2002 Indenture, among the Company, KCSR, and certain other subsidiaries of the Company, and U.S. Bank National Association, as trustee, filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2005 (File No. 1-4717).
4	.4.3**	Second Supplemental Indenture, dated February 5, 2007, to the June 12, 2002 Indenture, among the Company, KCSR, and certain other subsidiaries of the Company, and U.S. Bank National Association, as trustee, filed as Exhibit 4.6.3 to the Company’s Form 10-K for fiscal year ended December 31, 2006 (File No. 1-4717).
4	.5**	Certificate of Designations of 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 15, 2005 (File No. 1-4717).
4	.6**	Indenture, dated April 19, 2005, between TFM and The Bank of Nova Scotia Trust Company of New York, covering up to $460,000,000 of TFM’s 9 3/8% Senior Notes due 2012 (the “2005 Indenture”), filed as Exhibit 4.13 to the 2006 S-1 Registration Statement (Registration No. 333-138831).
4	.7**	Indenture, dated November 21, 2006, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $175,000,000 of KCSM’s 7 5/8% Senior Notes due 2013 (the “2006 Indenture”), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on November 28, 2006 (File No. 1-4717).
4	.8**	Indenture, dated May 16, 2007, between KCSM and U.S. Bank National Association, as trustee and paying agent, covering up to $165,000,000 of KCSM’s 7 3/8% Senior Notes due 2014 (the “2007 Indenture”), filed as Exhibit 4.14 to the Company’s Form 10-K for fiscal year ended December 31, 2007 (File No. 1-4717).
4	.9**	Indenture, dated May 30, 2008, between KCSR and U.S. Bank National Association, as trustee and paying agent, covering up to $255,000,000 of KCSR’s 8.0% Senior Notes due 2015 (the “2008 Indenture”), filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 2, 2008 (File No. 1-4717).
5	.1*	Opinion of Sonnenschein Nath & Rosenthal LLP regarding the validity of the securities being registered (to be filed by amendment).
12.1		Computation of Ratio of Earnings to Fixed Charges
15.1		Letter regarding unaudited interim financial information.
23.1		Consent of KPMG LLP.
23.2		Consent of Sonnenschein Nath & Rosenthal (included in Exhibit 5.1).
24		Power of Attorney (included in the signature page of this registration statement).

*	To be filed, if necessary, by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities registered hereunder.

**	Indicates exhibits that have been previously filed and are incorporated by reference herein.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(a) (1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

(d) to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

KANSAS CITY SOUTHERN

By:	/s/ Michael R. Haverty
Michael R. Haverty
Chairman of the Board of Directors and
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below appoints Michael R. Haverty his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

/s/ David L. Starling David L. Starling	President and Chief Operating Officer

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President and Chief Financial Officer (principal financial officer)

/s/ Michael K. Borrows Michael K. Borrows	Senior Vice President and Chief Accounting Officer (principal accounting officer)

/s/ Henry R. Davis Henry R. Davis	Director

/s/ Robert J. Druten Robert J. Druten	Director

Signature	Title

/s/ Terrence P. Dunn Terrence P. Dunn	Director

/s/ James R. Jones James R. Jones	Director

/s/ Thomas A. McDonnell Thomas A. McDonnell	Director

/s/ Karen L. Pletz Karen L. Pletz	Director

/s/ Rodney E. Slater Rodney E. Slater	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

THE KANSAS CITY SOUTHERN RAILWAY COMPANY

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	Chairman of the Board

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	Chairman of the Board (Principal Executive Officer)

/s/ David L. Starling David L. Starling	President, Chief Executive Officer and Director

/s/ Michael W. Upchurch Michael W. Upchurch	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

Signature	Title

/s/ Warren K. Erdman Warren K. Erdman	Director

/s/ William J. Wochner William J. Wochner	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

GATEWAY EASTERN RAILWAY COMPANY

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	Chairman of the Board and Chief Executive Office (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Scott E. Arvidson Scott E. Arvidson	Director

/s/ David L. Starling David L. Starling	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

PABTEX GP, LLC

By:	/s/ Southern Industrial Services
Its sole member

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the company and in the capacities indicated as officers and directors of Southern Industrial Services, Inc., the sole member of PABTEX GP, LLC, as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

PABTEX I, LP

By:	/s/ PABTEX GP, LLC
Its general partner

By:	/s/ Southern Industrial Services
Its sole member

By:	/s/ Michael R. Haverty Name: Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the company and in the capacities indicated as officers and directors of Southern Industrial Services, Inc., the sole member of the general partner of PABTEX I, LP, as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

SIS BULK HOLDING, INC.

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

/s/ David L. Starling David L. Starling	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

SOUTHERN DEVELOPMENT COMPANY

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer,Treasurer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

/s/ William J. Wochner William J. Wochner	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

SOUTHERN INDUSTRIAL SERVICES, INC.

By:	/s/ Michael R. Haverty
Name:     Michael R. Haverty

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Michael R. Haverty and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Michael R. Haverty Michael R. Haverty	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer,Treasurer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned.

TRANS-SERVE, INC.

By:	/s/ Scott E. Arvidson
Name:     Scott E. Arvidson

Title:	President

Power of Attorney

Know all people by these presents, that each person whose signature appears below constitutes and appoints Scott E. Arvidson and Michael W. Upchurch, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this annual report on Form 10-K, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby confirming all that said attorneys-in-fact and agents or either of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the following capacities as of November 21, 2008.

Signature	Title

/s/ Scott E. Arvidson Scott E. Arvidson	President and Director (Principal Executive Officer)

/s/ Michael W. Upchurch Michael W. Upchurch	Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)

/s/ Michael K. Borrows Michael K. Borrows	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/s/ Warren K. Erdman Warren K. Erdman	Director

EXHIBIT INDEX

Exhibit
No.	Description

12.1	Computation of Ratio of Earnings to Fixed Charges
15.1	Letter regarding unaudited interim financial information.
23.1	Consent of KPMG LLP.